Exhibit 10.1

AMENDMENT NO. 1 TO ADMINISTRATIVE AGENCY AGREEMENT

This Amendment No. 1 to the Administrative Agency Agreement dated as of July 30, 2012, is entered into among UNITED STATES 12 MONTH NATURAL GAS FUND, LP, a limited partnership organized under the laws of the State of Delaware (the “Fund”), UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company and General Partner of the Fund (the “General Partner”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH & Co.” or the “Administrator”),

WITNESSETH:

WHEREAS, the Fund, General Partner and BBH & Co. entered into an Administrative Agency Agreement dated as of November 3, 2009 (the “Agreement”); and

WHEREAS, the Fund, General Partner and BBH & Co. wish to amend the Custodian Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund, General Partner and BBH & Co. hereby agree as follows:

1.	Expenses and Compensation. Item 6 of the Agreement “Expenses and Compensation” is deleted in its entirety and replaced with the following:

Expenses and Compensation. For the services to be rendered and the facilities to be furnished by the Administrator as provided for in this Agreement, the General Partner shall pay the Administrator, a fee based on such fee schedule as may from time to time be agreed upon in writing among the General Partner, the Fund and the Administrator. Additional services performed by the Administrator as requested by the General Partner on behalf of the Fund shall be subject to additional fees as mutually agreed from time to time. In addition to any such fees, the Administrator shall bill the General Partner separately for any out-of-pocket disbursements of the Administrator based on an out-of-pocket disbursement schedule as may from time to time be agreed upon in writing among the General Partner, the Fund and the Administrator. The foregoing fees and disbursements shall be billed to the General Partner for the Fund by the Administrator and shall be paid promptly by wire transfer or other appropriate means to the Administrator.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be duly executed as of the date first above written.

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

By: United States Commodity Funds LLC,

        as General Partner

/s/ Howard Mah
Name: Howard Mah Title: Management Director

UNITED STATES COMMODITY FUNDS LLC

/s/ Howard Mah
Name: Howard Mah Title: Management Director

BROWN BROTHERS HARRIMAN & CO.

/s/ James R. Kent
Name: James R. Kent Title: Managing Director